Exhibit 99.1

Lawson Software Announces Cost Reduction Measures

Company announces second quarter fiscal 2009 results conference call will be held Jan. 8, 2009

ST. PAUL, Minn.--(BUSINESS WIRE)--November 18, 2008--Lawson Software (Nasdaq: LWSN) today announced it is implementing cost reduction measures in light of current economic conditions. The company will restructure its workforce, close one office facility and reduce discretionary expenses while preserving targeted investments that enable long-term growth and increased efficiencies. The restructuring plan includes the elimination of approximately 200 employees, or 5 percent of the global workforce, with personnel departures expected to be substantially completed by Dec. 31, 2008. When combined with anticipated voluntary attrition and limited hiring, the total reduction in the global workforce is estimated to be between 8 percent and 10 percent by the end of the company’s fiscal year on May 31, 2009. Annualized cost savings from the restructuring, attrition, limited hiring and other expense controls combined are estimated to be in the range of $40 million to $50 million.

The restructuring actions are expected to result in pre-tax charges of approximately $9 million to $12 million for severance pay and related benefits and expenses for the facility closure. The majority of the charges will be recorded in the second fiscal quarter which ends Nov. 30, 2008. The Company anticipates recording the remaining charges in the third and fourth quarters of its fiscal year ending May 31, 2009.

“Making decisions to reduce personnel are difficult because of the impact to good people and their families, but these actions are necessary in this challenging economic environment,” said Harry Debes, Lawson president and chief executive officer. “Lawson is a financially strong company with a robust balance sheet and a healthy net cash position. While we are reducing our overall costs, we will continue to maintain high levels of customer support and product innovation. We will also continue to make targeted investments in our IT systems and infrastructure and other selected initiatives that keep our long-term goals intact.”

Second Quarter Fiscal 2009 Conference Call Information

Lawson also announced the conference call information for its fiscal 2009 second quarter financial results report. The company will host a webcast and conference call to discuss its second quarter results and future outlook on Jan. 8, 2009 at 4:30 p.m. Eastern Time (3:30 p.m. Central Time). No preliminary estimates of the company’s quarterly results are available at this time.

Interested parties may listen to this event by dialing 1-888-790-3441 (or 1-312-470-0136 for international callers) and using the passcode "LWSN." A live webcast will also be available online at www.lawson.com/investor. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The toll-free U.S. replay number is 1-800-756-6160, and the international replay number is 1-203-369-3595. The webcast will remain on www.lawson.com/investor for approximately one week.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in manufacturing, distribution, maintenance, healthcare and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; continuation of the global credit crisis; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

CONTACT:
Lawson Software
Media:
Joe Thornton, 651-767-6154
joe.thornton@us.lawson.com
or
Investors and Analysts:
Barbara Doyle, +1-651-767-4385
barbara.doyle@us.lawson.com